Camber Energy, Inc. S-4/A

Exhibit 5.1

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817)-282-5885 phone

(817)-282-5886 fax

October 13, 2020

Camber Energy, Inc.

1415 Louisiana Street

Suite 3500

Houston, Texas 77002

Ladies and Gentlemen:

We are acting as special counsel to Camber Energy, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-4 (File No. 333-238927) relating to the registration of up to 196,078,433 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company to be distributed to stockholders of Viking Energy Group, Inc. (“Viking”) in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 2020 (as amended from time to time, the “Merger Agreement”), by and among Viking and the Company and issued to stockholders of Viking in accordance with the terms of the Merger Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(1)	The Registration Statement;

(2)	The Articles of Incorporation of the Company, the amendments and certificates of changes thereto, and designations of preferred stock of the Company, incorporated by reference as Exhibits 3.1 through 3.13, and Exhibits 3.15 through 3.22, to the Registration Statement;

(3)	The Bylaws of the Company, incorporated by reference as Exhibit 3.23 to the Registration Statement;

(4)	The Merger Agreement, incorporated by reference as Exhibit 2.5 of the Registration Statement;

(5)	The proposed Certificate of Amendment to Articles of Incorporation of the Company, which forms Annex E of the joint proxy statement/prospectus which forms a part of the Registration Statement (the “Certificate of Amendment”);

(6)	Certain resolutions of the Board of Directors of the Company; and

(7)	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. For purposes of the opinions expressed below, we have also assumed that prior to the issuance of the Shares: (i) the Registration Statement will have become effective under the Securities Act by the Commission; (ii) the Certificate of Amendment will have been filed with the Secretary of State of the State of Nevada (after being approved by the Company’s shareholders as described in the joint proxy statement/prospectus which forms a part of the Registration Statement); and (iii) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms thereof.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that, following the effectiveness of the Registration Statement and the filing and effectiveness of the Certificate of Amendment, the Shares will be duly authorized by the Company and, when issued pursuant to and in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and the Nevada Revised Statutes and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Sincerely,

/s/ The McGeary Law Firm, P.C.

The McGeary Law Firm, P.C.